N-SAR

JPMorgan Bond Fund.  Effective December 31, 2005 (the “Effective Date”), the JPMorgan Bond Fund (the “Bond Fund”) was authorized to invest in securities rated below BB or B, or unrated securities of comparable quality.  To effectuate this change, the prospectus for the Bond Fund was amended effective on the Effective Date to provides that up to 25% of the Bond Fund’s assets may be invested in securities rated below investment grade or unrated securities of comparable quality.  Also on the Effective Date, the Bond Fund was authorized to utilize forward foreign currency contracts for non-hedging purposes.  The current prospectus dated on the Effective Date provides that, in addition to hedging non-dollar investments, the Fund may use derivatives including forward foreign currency contracts to increase income and gain to the Fund and/or as part of its risk management process by establishing or adjusting exposure to particular foreign securities, markets, or currencies.

JPMorgan Enhanced Income Fund.  Effective December 31, 2005 (the “Effective Date”), the JPMorgan Enhanced Income Fund (the “Enhanced Income Fund”) was authorized to utilize forward foreign currency contracts for non-hedging purposes.  The current prospectus dated on the Effective Date provides that, in addition to hedging non-dollar investments, the Enhanced Income Fund may use derivatives including forward foreign currency contracts to increase income and gain to the Fund and/or as part of its risk management process by establishing or adjusting exposure to particular foreign securities, markets, or currencies.

JPMorgan Emerging Markets Debt Fund.  Effective December 31, 2005 (the “Effective Date”), the JPMorgan Emerging Markets Debt Fund (the “Emerging Markets Debt Fund”) was authorized to utilize forward foreign currency contracts for non-hedging purposes.  The current prospectus dated on the Effective Date provides that, in addition to hedging non-dollar investments, the Fund may use derivatives including forward foreign currency contracts to increase income and gain to the Fund and/or as part of its risk management process by establishing or adjusting exposure to particular foreign securities, markets, or currencies.

JPMorgan Global Strategic Income Fund.  Effective December 31, 2005 (the “Effective Date”), the JPMorgan Global Strategic Income Fund (the “Global Strategic Income Fund”) was authorized to invest the high yield component of the Fund in securities rated below BB or B, or unrated securities of comparable quality.  To effectuate this change, the prospectus for the Global Strategic Income Fund was amended effective on the Effective Date to indicate that the Global Strategic Income Fund’s emerging market and high yield components have no minimum quality rating and may invest without limit in securities that are in the lowest rating categories (or the unrated equivalent).  Also on the Effective Date, the Global Strategic Income Fund was authorized to utilize forward foreign currency contracts for non-hedging purposes.  The current prospectus dated on the Effective Date provides that, in addition to hedging non-dollar investments, the Fund may use derivatives including forward foreign currency contracts to increase income and gain to the Fund and/or as part of its risk management process by establishing or adjusting exposure to particular foreign securities, markets, or currencies.

JPMorgan Short Term Bond Fund.  Effective December 31, 2005 (the “Effective Date”), the JPMorgan Short Term Bond Fund (the “Short Term Bond Fund”) was authorized to invest in securities rated below BB or B, or unrated securities of comparable quality.  To effectuate this change, the prospectus for the Short Term Bond Fund was amended effective on the Effective Date to provides that up to 10% of the Fund’s assets may be invested in securities rated below investment grade or unrated securities of comparable quality.  Also on the Effective Date, the Short Term Bond Fund was authorized to utilize forward foreign currency contracts for non-hedging purposes.  The current prospectus dated on the Effective Date provides that, in addition to hedging non-dollar investments, the Fund may use derivatives including forward foreign currency contracts to increase income and gain to the Fund and/or as part of its risk management process by establishing or adjusting exposure to particular foreign securities, markets, or currencies.